SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 19, 2006
Youbet.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26015	95-4627253

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5901 De Soto Avenue, Woodland Hills, California	91367

(Address of principal executive offices)	(Zip Code)
(818) 668-2100

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
As previously reported, on February 10, 2006, Youbet.com, Inc., through its wholly-owned subsidiary, UT Gaming, Inc., acquired from UT Group LLC all of the issued and outstanding common stock of United Tote Company. Upon the closing of Youbet’s acquisition of United Tote, United Tote became an indirect, wholly-owned subsidiary of Youbet, which event constituted a change of control under United Tote’s credit agreement with Manufacturers and Traders Trust Company (“M&T Bank”). In connection with Youbet’s acquisition of United Tote, M&T Bank and Youbet entered into a Forbearance Letter Agreement pursuant to which M&T Bank agreed not to accelerate the payment of any outstanding amounts due under the United Tote credit agreement until April 30, 2006. On April 19, 2006, Youbet and M&T Bank entered into a second Forbearance Letter Agreement pursuant to which M&T Bank agreed not to accelerate the payment of any outstanding amounts due under the United Tote credit agreement until June 30, 2006, while Youbet negotiates a replacement credit facility.
The description of the April Forbearance Letter Agreement is qualified in its entirety by reference to the full text of that agreement filed with this report as Exhibit 10.4 and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:
10.1	Credit Agreement, dated as of September 5, 2003, between United Tote Company and Manufacturers and Traders Trust Company, as amended (incorporated by reference to Exhibit 10.1 to Youbet’s Form 8-K dated February 10, 2006 and filed February 13, 2006).

10.2	Continuing Guarantee, dated as of February 9, 2006, of Youbet.com, Inc. in favor of Manufacturers and Traders Trust Company (incorporated by reference to Exhibit 10.2 to Youbet’s Form 8-K dated February 10, 2006 and filed February 13, 2006).

10.3	Forbearance Letter Agreement, dated as of February 9, 2006, among Manufacturers and Trades Trust Company, Youbet.com, Inc., UT Gaming, Inc. and United Tote Company (incorporated by reference to Exhibit 10.3 to Youbet’s Form 8-K dated February 10, 2006 and filed February 13, 2006).

10.4	Forbearance Letter Agreement, dated as of April 19, 2006, among Manufacturers and Trades Trust Company, Youbet.com, Inc., UT Gaming, Inc. and United Tote Company.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUBET.COM, INC.
Date: April 25, 2006	By:	/s/ Gary W. Sproule
Gary W. Sproule
Chief Financial Officer